SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15 (d) of
                           The Securities Act of 1934


          Date of Report (Date of earliest event reported) April 2, 2002





                               SIMTEK CORPORATION
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)




   Colorado                          0-19027                    84-1057605
--------------------------------------------------------------------------------
(State or other                    (Commission               (I.R.S. Employer
jurisdiction                       File Number)              Identification No.)
of incorporation)


                       4250 Buckingham Dr. #100
                      Colorado Springs, Colorado                80907
                ----------------------------------------       --------
                (Address of principal executive offices)       Zip Code


          Registrant's telephone, including area code: (719) 531-9444



                          1465 Kelly Johnson Boulevard
                        Colorado Springs, Colorado 80920
          -----------------------------------------------------------
          Former name or former address, if changed since last report

Item 5.  Other Information
-------  -----------------

     The following press release "Simtek Announces Revenue Growth to New Record Levels - Financial Results for 2001" was released on March 28, 2002.


                         SIMTEK ANNOUNCES REVENUE GROWTH
                              TO NEW RECORD LEVELS

                                FINANCIAL RESULTS
                                    FOR 2001

     COLORADO SPRINGS,  Colorado - March 28, 2002-- Simtek  Corporation (OTC BB:
SRAM), provider of high performance nonvolatile memory and logic integrated circuits, announced financial results for the fourth quarter and year ending December 31, 2001.

     The company posted record annual revenue of $16,950,487 for 2001, growing 17% over 2000 revenue of $14,467,814. Fourth quarter revenue was $3,780,393, compared to $3,370,646 from the same period in 2000.

     In March of 2001 Simtek completed the acquisition of Q-DOT Group Inc. and is operating Q-DOT as a wholly owned subsidiary. For accounting purposes the acquisition was treated as a pooling of interests, which requires that financial reports reflect combined results, both in the 2000 and 2001 numbers reported herein. Q-DOT's revenues are primarily derived from advanced research and development contracts with various government agencies.

     Revenues from Simtek's sale of semiconductor products, excluding Q-DOT R&D, grew 27% to $15,449,981 in 2001 from $12,150,750 in 2000, reflecting increased demand while much of the industry showed severe declining revenues.

     Net losses improved from $3,540,342 in 2000 to $1,120,350 in 2001. Unusual expenses in 2001 include $730,433 for prepaid investor relations resulting from the amortization of stock issued in 2000, approximately $140,000 related to legal, auditing and consulting fees directly associated with the Q-DOT acquisition and approximately $422,000 of incremental research and development costs incurred in the fourth quarter above the previous three quarter average. These R&D costs were associated with our Amkor technology and low-voltage 3 volt nvSRAM developments, ASIC product enhancements and early data communications product definition.

     During 2001 Simtek engaged with Amkor Technologies to install our unique nonvolatile process technology into Amkor's 0.25 micron CMOS manufacturing line. This joint development program will support advanced Simtek products including a 1 million bit nonvolatile static ram and embedded nonvolatile memory for complex


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



Systems on a Chip (SOC) applications. These products will offer the fastest high density nonvolatile memory device known to be commercially available at this time. Anticipating even greater product development and sales activities in 2002, Simtek added David Still as its Vice President of Engineering and Don Carrigan as its Vice President of Sales and Marketing, rounding out its senior management staff with highly qualified and experienced industry professionals.

     Simtek supports a wide range of customers on an international basis. 49% of 2001 sales were in North America, while 14% were in Europe and 29% were in the far east. The remaining 8% of sales were distributed in various other worldwide locations.

     "2001 was a difficult year for most of the electronics industry, resulting in many semiconductor companies experiencing declines in revenue and severe losses," stated Douglas Mitchell, Simtek's president and CEO. "Fortunately, Simtek performed far better than the general market and was able to take advantage of this time to position the company for even stronger growth when the industry rebounds. We are already starting to see new enthusiasm from our customer base in the form of new orders for existing programs and in more aggressive new system level design activity. I believe that there are early indications of a real recovery. These activities, coupled with Simtek's new product developments, provide us great optimism for the industry in general, but we see especially exciting times for Simtek ahead."


FINANCIAL RESULTS

                                              Three Months ended Dec 31                 Year ended Dec 31
                                               2001               2000               2001               2000
                                               ----               ----               ----               ----
Net Sales                                   3,780,393          3,370,646          16,950,487         14,467,814

Cost of Goods Sold                          2,188,091          2,356,989          11,273,116          8,941,385

Gross Margin                                1,592,302          1,013,657           5,677,371          5,526,429

Total Operating Expenses                    1,681,479            972,379           6,797,662          8,963,231

Income (loss) from Operations                 (89,177)            41,278          (1,120,291)        (3,436,802)

Other Income (Expense)                        (50,355)            71,038               4,572             91,122

Equity in Losses of QDA                             0           (123,767)             (4,631)          (194,662)

Net Income (loss) Before Tax                 (139,532)           (11,451)         (1,120,350)        (3,540,342)

Provision for Income Taxes                          0             44,000                   0                  0

Net Income (Loss) After Tax                  (139,532)            32,549          (1,120,350)        (3,540,342)

Basic and diluted Earnings per Share                                                   (0.02)             (0.07)

Dilutive Shares Outstanding                                                       53,713,415         48,337,167




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


Simtek Corporation delivers fast re-programmable nonvolatile semiconductor memories and cost-effective FPGA to ASIC conversions. Information on Simtek products can be obtained from its web page: www.simtek.com; email: info@simtek.com; by calling (719) 531-9444; or fax (719) 531-9481. The company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. Simtek is listed under the symbol SRAM on the OTC Electronic Bulletin Board.


Forward-Looking Statements

     This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements by Mr. Mitchell predicting the Company's future growth. Such statements involve risks and uncertainties, and actual results could differ materially from the results anticipated in such forward-looking statements as a result of a number of factors, including, but not limited to, the risk of delays in the availability of new products due to technological, market or financial factors including the availability of necessary working capital, or the other factors described in the Company's most recent Form 10-KSB and Form 10-QSB filed with the Securities and Exchange Commission.





                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned and hereunto duly authorized.

                                              SIMTEK CORPORATION


April 2, 2002                                By: /s/Douglas Mitchell
                                                 -------------------------------
                                                  DOUGLAS MITCHELL
                                                  Chief Executive Officer,
                                                  President and Chief Financial
                                                  Officer (acting)



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